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                                                                    EXHIBIT 99

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of the The Lamson & Sessions Co. Deferred Savings Plan, (the "Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods expressed in the Report.

A signed original of this written statement has been provided to The Lamson & Sessions Co. (the "Company") and will be retained by the Company and furnished to the SEC or its staff upon request. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or "filed" for any purpose whatsoever.



Date:  June 25, 2003                        /s/ John B. Schulze
                                            -----------------------------
                                            John B. Schulze
                                            Trustee of the Plan
                                            (Principal Executive Officer)



                                            /s/ James J. Abel
                                            -----------------------------
                                            James J. Abel
                                            Trustee of the Plan
                                            (Principal Financial Officer)